UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2014

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-10959 (Commission File Number)	33-0475989 (IRS Employer Identification No.)

15360 Barranca Parkway
Irvine, California                                                                                      92618
(Address of Principal Executive Offices)                                                                                                  (Zip Code)

Registrant's telephone number, including area code:                                                                                                                              (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Effective as of October 30, 2014, Standard Pacific Corp. (the "Company") and Computershare Inc. (as successor in interest to Mellon Investor Services LLC), as Rights Agent (the "Rights Agent"), entered into Amendment No. 1 to Amended and Restated Rights Agreement ("Amendment No. 1"), which amends the Amended and Restated Rights Agreement, dated as of December 20, 2011, by and between the Company and the Rights Agent (the "Rights Agreement").  The Rights Agreement and the rights issued thereunder were scheduled to expire on December 31, 2014.
Amendment No. 1 extends the expiration date of each right issued pursuant to the Rights Agreement and the Rights Agreement to December 31, 2017, revises the definition of beneficial ownership to capture ownership through derivative contracts and contains certain other clarifying and technical amendments.  While Amendment No. 1 is effective as of the close of business on October 30, 2014, the Board of Directors of the Company (the "Board") intends to seek stockholder ratification of the Rights Agreement, as amended, at the Company's 2015 annual meeting of stockholders and intends to promptly terminate the Rights Agreement, as amended, if stockholder ratification is not obtained.
Computershare Inc. currently serves as transfer agent for the Company's common stock.
The description of Amendment No. 1 provided above is qualified in its entirety by reference to the full text of Amendment No. 1, which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 1.01.
ITEM 3.03                          MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
The information in Item 1.01 above is hereby incorporated by reference into this Item 3.03.
ITEM 5.03                          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN  FISCAL YEAR
On October 27, 2014, the Board approved an amendment to the provision contained in the Company's bylaws ("Bylaws") that designated Delaware courts as the exclusive forum for the adjudication of certain stockholder disputes (the "Prior Forum Selection Provision"). The Prior Forum Selection Provision had been in the Bylaws, without amendment, since 1991.  The amendment to the Prior Forum Selection Provision (the "Forum Selection Amendment") provides, among other matters, that (a) unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation of the Company or the Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine; in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants; (b) any stockholder that files an action, within the scope described in clauses (a)(i) through (iv) above, in any court other than those designated in clause (a) above are deemed to have consented to the personal jurisdiction of such courts in the State of Delaware in connection with such action and to service of process upon such stockholder's counsel; and (3) any person purchasing or otherwise acquiring any interest in shares of stock of the Company shall be deemed to have notice of and consented to such terms.
In connection with adopting the Forum Selection Amendment, the Board also approved certain other administrative, procedural and clarifying amendments to the Bylaws.
While the amended Bylaws were effective upon approval by the Board on October 27, 2014, the Company intends to seek stockholder ratification of the Forum Selection Amendment at the Company's 2015 annual meeting of stockholders.

The description of the amendments to the Company's Bylaws provided herein, including the Forum Selection Amendment, is qualified in its entirety by reference to the Company's Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated by reference into this Item 5.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of Standard Pacific Corp., effective as of October 27, 2014.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of October 30, 2014, by and between Standard Pacific Corp. and Computershare Inc. (as successor in interest to Mellon Investor Services LLC), as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2014

STANDARD PACIFIC CORP.

By:	/S/ JEFF J. MCCALL
Jeff J. McCall
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of Standard Pacific Corp., effective as of October 27, 2014.

4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of October 30, 2014, by and between Standard Pacific Corp. and Computershare Inc. (as successor in interest to Mellon Investor Services LLC), as Rights Agent.